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                                                      Exhibit E to
                                                      Stipulation of Settlement


                      IN THE UNITED STATES DISTRICT COURT
                           FOR THE DISTRICT OF IDAHO


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IN RE:  MORRISON KNUDSEN SECURITIES  :                       Civil Action
LITIGATION                           :                       No. CV 94-334-S-EJL
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             FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE
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         The Plaintiffs and Deloitte & Touche, L.L.P. ("D&T"), by and through their attorneys or their counsel of record, having executed and filed a Stipulation of Settlement dated as of October 1, 1995 (the "Stipulation")(1); the Court having entered its Order thereon dated October 11, 1995, directing that notice of the proposed Settlement of the Litigation be mailed to the Class and scheduling a hearing to be held to determine, among other things whether: (1) the proposed Settlement should be approved as fair, reasonable and adequate; (2) the Class should be certified and the Plaintiffs approved as representatives of the Class; (3) a Final Judgment should be entered dismissing this Litigation on the merits and with prejudice; (4) the proposed

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    All capitalized terms have the meaning or definition set forth in the
Stipulation.

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Plan of Allocation and Plan of Distribution are fair and reasonable and should be approved; and (5) the application of Plaintiffs' Counsel for the payment of attorneys' fees and expenses is reasonable and should be approved; said notice having been given; a hearing having been held on December 1, 1995 at which all interested persons were given an opportunity to be heard; and the Court having read and considered all submissions in connection with the proposed Settlement, and having reviewed and considered the files and records herein, the Court finds and concludes that:

         This litigation began in July 1994. A total of seven class action complaints have been filed in the District of Idaho:

         GARBULINSKI, ET AL. V. MORRISON KNUDSEN CORPORATION, ET AL.,
         No. 94-334

         MEDELLO, ET AL. V. MORRISON KNUDSEN CORPORATION, ET AL., No. 94-364

         STRAUSS, ET AL. V. MORRISON KNUDSEN CORPORATION, ET AL., No. 94-373

         DRASNIN, ET AL. V. MORRISON KNUDSEN CORPORATION, ET AL., No. 95-066

         GRUESEN, ET AL. V. MORRISON KNUDSEN CORPORATION, ET AL., No. 95-070

         AKERS, ET AL. V. MORRISON KNUDSEN CORPORATION, ET AL., No. 95-071

         WEISS, ET AL. V. MORRISON KNUDSEN CORPORATION, ET AL., No. 95-108

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All of the foregoing have been consolidated as IN RE MORRISON KNUDSEN SECURITIES
LITIGATION, No. 94-334-S-EJL.

         The defendants in the action are Morrison Knudsen Corporation ("MK"), William J. Agee, Stephen G. Hanks, James F. Cleary, Jr. (the "Individual Defendants"), and Deloitte & Touche, L.L.P. ("D&T").

         On April 6, 1995, the plaintiffs filed their Consolidated and Second Amended Class Action Complaint, which alleged claims for violations of Sections 10(b), 20(a) and 20A of the Securities Exchange Act of 1934, 15 U.S.C.
Section 78 (the "Exchange Act"), and Rule 10b-5 of the Securities and Exchange Commission ("SEC"), the Idaho securities statutes, and common law.

         D&T denies each and all of the claims and contentions alleged by Plaintiffs in the Litigation and asserts that it has many defenses thereto, and expressly denies any wrongdoing or legal liability arising out of the conduct alleged in the Litigation.

         In the Preliminary Approval Order dated October 11, 1995, the Court approved the plaintiffs as representatives of the Class and conditionally certified, for purposes of the Settlement, a Class comprised of:

         All persons who purchased shares of common stock of Morrison Knudsen Corporation ("MK") during the period from October 15, 1993 through March 31, 1995, inclusive (the "Class Period") and who suffered harm thereby, excluding defendants MK and Deloitte &

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         Touche, L.L.P. and their respective directors, executive officers, partners, corporate affiliates, and subsidiaries; the Individual Defendants, their heirs, successors and assigns and the members of their immediate families.

This definition of the Class applies for purposes of the Litigation, the Settlement and this Final Judgment and Order of Dismissal With Prejudice (the "Final Judgment").

         The Stipulation between and among the Plaintiffs and D&T provides for the Settlement of the Litigation on behalf of the Plaintiffs and all Class Members with D&T subject to approval by this Court of its terms and to the entry of this Final Judgment. The Court scheduled a hearing to consider the approval of the Stipulation and directed that notice of the proposed Settlement and hearing be mailed to all members of the Class.

         In accordance with the Stipulation, and a Preliminary Approval Order of the Court entered on October 11, 1995, Plaintiffs' Counsel caused to be mailed to the Class, a notice (the "Notice") dated October 25, 1995 and caused to be published in the national edition of THE WALL STREET JOURNAL and THE IDAHO STATESMAN, a summary notice (the "Summary Notice") of the proposed Settlement of the Litigation and of the opportunity to object to the Settlement. Affidavits and/or declarations of

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mailing of the Notice and publication of the Summary Notice were filed with the
Court on November 22, 1995.

         The Notice and Summary Notice provided to potential members of the Class constitute the best and most practicable notice under the circumstances and include individual notice to all members of the Class who could be identified by reasonable effort. The affidavits or declarations of mailing filed with this Court demonstrate compliance with this Court's orders with respect to the Notice and Summary Notice and, further, that the best and most practicable notice under the circumstances was in fact given and constituted valid, due, and sufficient notice to members of the Class, complying fully with due process and Rule 23 of the Federal Rules of Civil Procedure and any other applicable law.

         Plaintiffs and D&T have applied to the Court for approval of the terms of the Stipulation and for the entry of this Final Judgment. Pursuant to the Notice and Summary Notice, and upon notice to all parties, a Hearing was held before this Court on December 1, 1995, to consider, among other things, whether the Settlement set forth in the Stipulation should be approved by this Court as fair, reasonable, and adequate and whether the application of Plaintiffs' Counsel for the payment of

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attorneys' fees and expenses and incentive awards to plaintiffs is reasonable and should be approved by this Court.

         Approval of the Stipulation and the transactions contemplated thereby will result in substantial savings in time and money to the Court and the litigants and will further the interests of justice.

         The Stipulation is the product of good faith arm's length negotiations by the Parties thereto, each of whom was represented by experienced counsel.

         NOW THEREFORE, GOOD CAUSE APPEARING, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

         1. The Court has jurisdiction over the subject matter of this Litigation and all Parties in this Litigation, including all Class Members.

         2. For purposes of the Settlement only, the Court approves Plaintiffs as representatives of the Class and certifies the Class as described above.

         3. The members of the Class who have filed timely and valid requests for exclusion (and who are therefore not Class Members) are not bound by this Final Judgment. A listing of those persons is attached hereto as Exhibit "A". All Class Members who purchased MK common stock during the period from October 15, 1993 through and including March 31, 1995 are bound

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by this Final Judgment and by the Settlement, including the releases provided for in this Final Judgment.

         4. The Stipulation and Settlement are not an admission by D&T or any other Released Party, and this Final Judgment is not a finding of the validity of any claims in the Litigation or of any wrongdoing by D&T or any other Released Party. Furthermore, neither the Stipulation nor the Settlement is a concession by D&T or any other Released Party, and neither shall be used as an admission of any fault or omission by any person. Neither this Final Judgment, the Stipulation nor any document referred to herein nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as an admission by or against D&T or any other Released Party of any fault, wrongdoing or liability whatsoever. Entering into or carrying out the Stipulation, and the Exhibits thereto, and any negotiations or proceedings related thereto shall not in any event be construed as, or deemed to be evidence of, an admission or concession with regard to the denials or defenses by D&T or any other Released Party and shall not be offered or received in evidence in any action or proceeding against any party hereto in any court, administrative agency or other tribunal for any purpose whatsoever, other than to enforce the provisions of this Final Judgment, the Stipulation, or the provisions of this

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Final Judgment or any related agreement or release; except that the Stipulation and the Exhibits may be filed in this Litigation or related litigation as evidence of the Settlement or in any subsequent action against or by D&T or any other Released Party to support a defense of RES JUDICATA, collateral estoppel, release, or other theory of issue preclusion or similar defense.

         5. The Stipulation and Settlement are fair, reasonable and adequate as to the Class, and the Stipulation and Settlement are hereby finally approved in all respects, and the Parties to the Stipulation are hereby directed to consummate and perform its terms.

         6. This Litigation is dismissed on the merits, with prejudice as to D&T and without costs to any Party as against any other, and all Class Members (except those identified in Exhibit "A" who have requested exclusion from the Class) are forever barred from commencing or prosecuting, either directly, derivatively, in a representative capacity, or in any other capacity, a class action or any other action against D&T and the other Released Parties with respect to, based on, arising from, or for any and all Settled Claims, including Unknown Claims, demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, asserted or that

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might have been asserted, including, but not limited to, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, breach of duty of candor, fraud, negligent misrepresentation, breach of fiduciary duty or violations of any state or federal statutes, rules or regulations by D&T or any other Released Party arising out of, relating to, or in connection with, any and all services provided by D&T to MK during the Class Period or purchases or sales of MK stock during the Class Period and arising out of, or relating to, any of the acts, omissions, misrepresentations, facts, events, matters, transactions or occurrences which were, or that could have been, referred to in any of the complaints or other pleadings filed in the Litigation or otherwise alleged, asserted or contended in the Litigation based upon the facts alleged in any of the complaints.

         7. On the Effective Date, as defined in the Stipulation, each member of the Class who has not timely and validly requested exclusion shall be deemed conclusively to have released the Settled Claims, including Unknown Claims, against D&T and the Released Parties. Notwithstanding that the Plaintiffs and/or Class Members may hereafter discover facts in addition to, or different from, those that the Plaintiffs or Class Members now know or believe to be true with respect to the Litigation and the Settled Claims, including Unknown Claims, or to the subject

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matter of the Release, each such Plaintiff and Class Member shall be deemed, upon the Effective Date, fully, finally and forever to settle and release any and all Settled Claims, including Unknown Claims, against D&T and the other Released Parties, including all claims known or unknown, suspected or unsuspected, contingent or non-contingent, that now exist, may hereafter exist, or heretofore have existed, and without regard to the subsequent discovery or existence of such different or additional facts. In giving such releases, all Class Members and Plaintiffs are deemed to have waived any and all rights that they may have under any statute or common law principle which would limit the effect of the foregoing releases to those claims actually known or suspected to exist at the time of execution of this Settlement Stipulation, including the provisions of Section 1542 of the California Civil Code, to the extent deemed applicable, which provides as follows:

         Section 1542.  GENERAL RELEASE; EXTENT
         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         8. From and after the Effective Date, each Class Member individually, completely, voluntarily, knowingly, unconditionally and forever releases, remises, acquits and discharges plaintiffs

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and plaintiffs' Counsel from every and all asserted or potential, separate, joint, individual claim, class claim, or other claims, actions, rights, causes of action, demands, liabilities, losses and damages of every kind and nature, anticipated or unanticipated, direct or indirect, fixed or contingent, known or unknown, under federal, state or common law or any other law or regulation, or at equity, against Plaintiffs and Plaintiffs' Counsel or any of them, that are based upon, or arise out of, the institution, prosecution, assertion or resolution of the Litigation or the Settled Claims, including Unknown Claims.

         9. D&T shall be deemed conclusively to have released the Plaintiffs from only those claims or potential claims against Plaintiffs and Plaintiffs' Counsel that are based upon, or arise out of, the institution, assertion, prosecution or resolution of this Litigation and the Settled Claims, including Unknown Claims, except that nothing herein releases any claim arising out of a violation of the Stipulation or this Final Order or a violation by Plaintiffs of the Confidentiality Orders in place in the Litigation.

         10. Each member of the Class who did not timely and validly request exclusion is barred and permanently enjoined from commencing and prosecuting, either directly, derivatively, in a representative capacity, or in any other capacity, against D&T

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and the Released Parties, any and all of the Settled Claims, including Unknown
Claims.

         11. Each Plaintiff and Class Member, is hereby barred and permanently enjoined, either directly, representatively, or in any other capacity, from (i) instituting or prosecuting any action to the extent such action asserts any of the claims included in the definition of Settled Claims, including Unknown Claims, and (ii) collecting upon any judgment in connection with, arising out of, or that is in any way related to any Settled Claims, including Unknown Claims, unless appropriate provision satisfactory to the Court is made to assure that the amounts to be collected will be available if necessary to meet the obligations that may exist under the provisions for indemnification set forth below as a consequence of such judgment; and (iii) entering into any other settlement in connection with, arising out of, or that is in any way related to, the Settled Claims, including Unknown Claims, unless such settlement provides for releases of claims or claims-over of the settling party against D&T and the other Released Parties as provided below, subject to the receipt by the settling party of releases of claims-over from D&T co-extensive with those received from the settling party;

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         12.  (a)  All persons or entities, including without limitation the
Defendants and Insurers, are hereby barred and permanently enjoined, either directly, representatively, or in any other capacity, from instituting or prosecuting or continuing to prosecute, any action, claim or claim-over against D&T or any other Released Party on whatsoever theory (whether by way of third-or subsequent-party complaint, cross-claim, separate action or otherwise, and whether under federal or state law) to recover in whole or in part any liability, direct or indirect, of such person or entity to any Member of the Class in connection with, arising out of, or that is in any way related to, the Settled Claims, including Unknown Claims;

              (b) Any and all claims and claims-over asserted or deemed asserted by any persons or entities, including without limitation the Defendants and Insurers, against D&T or any other Released Party or whatsoever thereof (whether by way of third- or subsequent-party complaint, cross-claim, separate action or otherwise, and whether under federal or state law) to recover in whole or in part any liability, direct or indirect, of such person or entity to any Member of the Class in connection with, arising out of, or that is in any way related to, the Settled Claims, including Unknown Claims, are hereby dismissed with prejudice and without costs to any Party.

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              (c)  Any judgment by Plaintiffs or other members of the Class as against any persons or entities, including without limitation the Defendants and Insurers, on a claim with respect to which such person or entity would have (but for the contribution bar ordered in PARA 9(a) above) a legally valid and enforceable right to contribution from D&T or any other Released Party, and that is in connection with, arising out of, or that is in any way related to, the Settled Claims, including Unknown Claims, shall be reduced by such percentage as reflects a determination of the relative fault or culpability, if any, of D&T or the other Released Parties, as compared to the relative fault or culpability of such other persons or entities.

              (d) If necessary in order further to effectuate the intention of the Parties that D&T and the other Released Parties shall have no liability to any person or entity (including without limitation the Defendants or Insurers) for contribution or indemnification with respect to any claim by plaintiff or any Class Member against any person or entity that is in any way related to the Settled Claims, including Unknown Claims, the Class and each Member of the Class (i) shall reduce or credit against any judgment or settlement (s)he, it or they may obtain against any person or entity the full amount of any judgment or settlement such person or entity may obtain against any Released

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Party on any claims-over on whatsoever theory (whether by way of third- or subsequent-party complaint, cross-claim, separate action or otherwise) in connection with, arising out of, or that is in any way related to, the Settled Claims, including Unknown Claims, including, but not limited to, claims-over that have been, could have been, or could be, alleged in this litigation or in any other action; and (ii) shall obtain from such person or entity for the benefit of D&T and the other Released Parties a satisfaction in full of such person's or entity's judgment or settlement against D&T and the other Released Parties.

              (e) The Court expressly approves the agreement by Plaintiffs and all other Members of the Class (the "Indemnifying Parties"), for good and valuable consideration, receipt of which is acknowledged, to indemnify D&T and the other Released Parties and to hold them harmless from and against any and all liability (including amounts paid in settlement, subject to all the other provisions of this Stipulation) with respect to:

                   (i) any claim by any Member of the Class which is a Settled Claim, including Unknown Claims; and

                   (ii) claims-over on whatsoever theory (whether by way of third-or subsequent-party complaint, cross-claim, separate action or otherwise) by any person or entity to recover in whole or in part any liability, direct or indirect, whether by

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way of judgment, settlement or otherwise, of such person or entity to any
Member of the Class in connection with, arising out of, or that is in any way related to, the Settled Claims (including Unknown Claims), including without limitation claims-over that have been, could have been or could be alleged in this litigation or in any other action.

              (f) The Court hereby expressly approves the further agreement of the Parties that, in the event that any Members of the Class obtain any recovery by judgment, settlement, or otherwise against any person or entity (other than the Net Settlement Amount) that is related in any way to the Settled Claims, appropriate provision (including delaying distribution of amounts payable under a judgment and, in the case of settlement, obtaining releases to protect the Released Parties from any liability to such persons or entities on claims-over) shall be made to assure the effectuation of the indemnity provided for herein. Any such recovery against any person or entity who has not released any claims or claims-over against D&T and the other Released Parties shall be held in escrow pursuant to order of this Court until any claims or claims-over against D&T and the other Released Parties are finally determined, subject to the other limitations and provisions of this Settlement Stipulation.

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              (g)  It is further ordered that the foregoing provisions of
PARAS 11 and 12 with respect to reduction of judgment and effectuation of indemnification are not intended to be exclusive, and nothing in PARA 12(f) shall be deemed to modify, lessen or impair the indemnity obligations of the Class or Class Members as set forth in PARA 12(e) hereof in any situation to which the provisions contained in PARA 12(f) may not be applicable or may fail to provide fully for the indemnity protection provided in PARA 12(e); provided, however, that, to the extent that cash payments are required to provide the Released Parties with the agreed-upon indemnity, (x) with respect to a claim for indemnification from and against liability with respect to the claim of any Member of the Class that is a Settled Claim, only funds received by, or on behalf of, the Class or Class Members by virtue of any claim in the Litigation or otherwise related to Settled Claims, other than the Net Settlement Fund, may be used to satisfy the indemnification obligations hereunder; provided, however, that, if a Class Member persists in prosecuting its claim despite being notified that it is barred by this Settlement (and fails to establish by Court order that it is not so barred), such indemnification obligations may be payable out of any funds distributed or to be distributed to such Member of the Class from the Settlement Fund or out of any other funds of such Class

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Member; and (y) with respect to a claim for indemnification from and against liability with respect to claims-over as provided in PARA 12(e)(ii), such indemnification obligations shall be payable out of the additional recovery by judgment or settlement and shall not under any circumstances be payable out of the Settlement Sum or the Settlement Fund.

              (h) The Court expressly approves the Parties' agreement that, if, after the Effective Date, a claim-over is or has been asserted against any Released Party as to which such Released Party is entitled to protection under PARAS 11 and 12(a)-(g), such Released Party may select competent counsel to defend against such claims. Legal Fees and expenses will be paid out of the Settlement Fund (or any additional monies recovered by the Class), subject to Court approval. Plaintiffs' Counsel shall at their expense, to the best of their ability and so long as permitted by the forum court, take control and direct the litigation strategy of the defense of such claim-over only. If separate counsel is required as to any such claim-over, Plaintiffs' Counsel shall select competent counsel approved by the Released Party, which approval shall not be unreasonably withheld. Any legal fees and expenses incurred by such counsel shall be paid out of the Settlement Fund (or any additional monies recovered by the Class) in the same manner as provided for herein as to the fees and expenses of Plaintiffs' Counsel. The Released Parties shall cooperate fully in the defense of such claim-over, and shall have the right (but shall not be obligated) to retain co-counsel to participate in such defense at their expense. As between the Class Members and D&T, the Class (or Members of the Class individually to the extent the last sentence of this paragraph is applicable) shall have sole authority to determine the timing and terms of any settlement of such claim-over; provided, however, that no such settlement of any claim-over shall require any financial contribution on the Released Party. If a claim-over is asserted against any Released Party by any person or entity to recover any liability of such person or entity with respect to a claim brought by Members of the Class who are not prosecuting such claim on a common class basis, the obligations set forth herein for defense of such claim-over shall be the responsibility only of

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those the Class Members who are prosecuting the claim giving rise to such claim-over.

         13. It is further ordered that any claims or claims-over that have been, or may in the future be, asserted in this or any other action against any Released Party shall (if allowed) be severed and stayed for separate trial after the trial of the claims of the Plaintiff(s) or the Class Member(s).

         14. The Court finds and determines that, by reason of the Parties' Settlement, there is no just reason for delay in finds expressly that this Final Judgment is a final judgment upon fewer than all the claims or parties pursuant to Fed. R. Civ. Pro. 54(b). The Clerk of the Court shall enter a final judgment upon this Order in accordance with Fed. R. Civ. P 54(b).

         15. Members of the Class who have validly and timely requested exclusion may pursue their own individual remedies, if any.

         16. The law firms representing Plaintiffs and the Class are hereby awarded, from the Settlement Fund, attorneys' fees in the amount of $15.99 million, representing 25.32% of the Settlement Fund, and accrued interest, and the reimbursement of their expenses in the amount of $463,191.94. Both amounts shall be paid at the time indicated in the Stipulation. Plaintiffs' Co-Lead Counsel are ordered to distribute the fees in their

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discretion to all Plaintiffs' Counsel in accordance with each firm's respective contribution to the results obtained for the Class. In the event the Settlement is cancelled or terminated, Plaintiffs' Counsel shall, within ten days of notice of termination or cancellation, refund any and all Attorneys' Fees and Expenses distributed to them from the Settlement Fund, together with accrued interest, in accordance with the Stipulation. Each of Plaintiff's attorneys who receive fees from the Settlement Fund, their partners, and/or shareholders remain subject to the jurisdiction of this Court for purposes of enforcing the provisions of this paragraph.

         17. The Court reserves jurisdiction, without affecting the finality of this Final Judgment, over: (a) implementation of this Settlement and any award or distribution of the Settlement Fund, including interest earned thereon;
(b) disposition of the Net Settlement Fund; (c) enforcing and administering the Stipulation and the transactions contemplated thereby, including any releases executed in connection therewith; and (d) other matters related or ancillary to the foregoing.

    IT IS SO ORDERED.
                                       /s/ Edward J. Lodge
                                       ----------------------------
                                       United States District Judge

December 1, 1995
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Boise, Idaho

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